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                                                                    Exhibit 99.1



                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

To the Board of Directors
of HealthGate Data Corp.

Our audits of the consolidated financial statements of HealthGate Data Corp. referred to in our report dated March 20, 2003 (which report and consolidated financial statements are included in this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 20, 2003

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                              HealthGate Data Corp
                 Schedule II - Valuation and Qualifying Accounts







                                     Balance at        Charges to                      Balance at
                                    Beginning of       Costs and                        End of
                                        Year            Expenses        Deductions       Year
                                    ------------      -----------       ----------     ----------

2002
Allowance for doubtful accounts       $ 20,740         $     --         $ (16,959)      $  3,781

2001
Allowance for doubtful accounts        190,625               --          (169,885)        20,740

2000
Allowance for doubtful accounts         50,000          165,122           (24,497)       190,625
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